                              EMPLOYMENT AGREEMENT
                              --------------------


         EMPLOYMENT AGREEMENT dated as of December 27, 1997 between Integra LifeSciences Corporation, a Delaware corporation ("Company"), and Stuart M. Essig ("Executive").


                                   BACKGROUND
                                   ----------

         Company wishes to employ Executive, and Executive wishes to enter into the employ of Company, on the terms and conditions contained in this Agreement. Executive will be substantially involved with Company's operations and management and will learn trade secrets and other confidential information relating to Company and its customers; accordingly, the noncompetition agreement and other restrictive covenants contained in Section 7 of this Agreement constitute essential elements hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                      TERMS
                                      -----


SECTION 1.  CAPACITY AND DUTIES

          1.1 Employment; Acceptance of Employment. Company hereby employs Executive and Executive hereby accepts employment by Company for the period and upon the terms and conditions hereinafter set forth.

          1.2 Capacity and Duties.

              (a) Executive shall serve as President and Chief Executive Officer of Company. Executive shall perform such other duties and shall have such authority consistent with his position as may from time to time be specified by the Board of Directors of Company (the "Board"). Executive shall report directly to the Board and shall perform his duties for Company principally at Company's office in Princeton, New Jersey, except for travel that may be necessary or appropriate in connection with the performance of Executive's duties hereunder. If Richard E. Caruso ("Caruso") is no longer Chairman of the Board for any reason and, unless Executive agrees in writing not to serve in such capacity, Executive shall be appointed as Chairman of the Board.

              (b) Executive shall devote substantially all his working time, energy and attention (other than absences due to illness or vacation) to the performance of his duties hereunder, in a manner that will faithfully and diligently further the business and interests of Company. Notwithstanding the above, Executive shall be permitted, to the extent such activities do not impair the performance by Executive of his duties and responsibilities hereunder or violate Sections 7.1,
7.2 and 7.3 of this Agreement, to (i) manage Executive's personal, financial and legal affairs, and (ii) to serve on civic or charitable boards or committees (it being expressly understood and agreed that Executive's continuing to serve on any such board and/or committees on which Executive is serving, or with which Executive is otherwise associated (each of which has been disclosed to the Company prior to the execution of this Agreement or will be disclosed promptly thereafter), as of the Commencement Date (as defined below), shall be deemed not to interfere or conflict with the performance by Executive of his duties and responsibilities under this Agreement). The Company acknowledges that Executive may provide consulting services through January 31, 1998 to assist his former employer with transitional matters in connection with Executive's former position. Executive has been elected, effective as of the Commencement Date, to the Board. The Company hereby agrees to add to the Board one or two chief executive officers of other entities who are reasonably acceptable to Executive as Board members.

SECTION 2.  TERM OF EMPLOYMENT

          2.1 Term. The term of Executive's employment hereunder shall commence on December 27, 1997 (the "Commencement Date") and continue until December 31, 2001, as further extended or unless sooner terminated in accordance with the other provisions hereof (the "Term"). Except as hereinafter provided, on December 31, 2001 and on each subsequent one-year anniversary thereof, the Term shall be automatically extended for one year unless either party shall have given to the other party written notice of termination of this Agreement at least six months prior to such anniversary. If written notice of termination is given as provided above, Executive's employment under this Agreement shall terminate on the last day of the then-current Term.




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

SECTION 3.  COMPENSATION

          3.1 Basic Compensation. As compensation for Executive's services during the period from the Commencement Date through December 31, 1998, Company shall pay to Executive a salary at the annual rate of $300,000, payable in periodic installments in accordance with Company's regular payroll practices in effect from time to time. For each subsequent twelve-month period of Executive's employment hereunder, Executive's salary shall be in the amount of his initial annual salary with such increases, if any, as may be established by the Board, provided that in no event shall Executive's salary in any such subsequent twelve-month period be less than the product of Executive's initial salary multiplied by a fraction, the numerator of which is the Consumer Price Index for All Urban Consumers for all items for the New York metropolitan area (the "CPI") for the last month in the preceding twelve-month period, and the denominator of which is the CPI for the first month of Executive's employment hereunder. Executive's annual salary, as determined in accordance with this Section 3.1, is hereinafter referred to as his "Base Salary."

          3.2 Stock Options. The Company shall grant to Executive on the Commencement Date a non-qualified stock option (the "Company Stock Option") to purchase One Million (1,000,000) shares of the Company's common stock, par value $.01 per share (the "Company Stock"), at an exercise price equal to the fair market value of the Company Stock. The Company Stock Option shall have a term until December 26, 2007 and shall be granted on the other terms and conditions set forth in the Stock Option Grant and Agreement attached as Exhibit A hereto. In the event of any inconsistency between the terms of this Agreement and the Company Stock Option Grant and Agreement, the Company Stock Option Grant and Agreement shall govern. The Company hereby represents and warrants to Executive that (a) the Company's Restated and Amended 1996 Incentive Stock Option and Non-Qualified Stock Option Plan (the "Company Stock Option Plan") has and will have sufficient shares available to effect the grant and exercise of the Company Stock Option, and the Company Stock Option Plan has been approved by its stockholders, (b) the Company Stock Option will be properly authorized and approved by the Board and/or its stock options committee, (c) the issuance of the Company Stock underlying the Company Stock Option will be registered on Form S-8 and (d) the Company has obtained written consent from the holders of a majority of its voting stock to permit the grant of the Company Stock Option under the Company Stock Option Plan and neither a stockholder meeting nor further stockholder approval is required to grant the Company Stock Option. The Company at its expense hereby undertakes and agrees, upon the written request of Executive, to as soon as practicable put an effective shelf-registration (the "Registration

Statement") in place in favor of Executive in respect of the Company Stock underlying the Company Stock Option and the Restricted Units (as defined in Section 3.3), subject to the terms of Exhibit B hereto.

          3.3 Restricted Units Signing Award Bonus. The Company shall issue to Executive upon the Commencement Date a fully-vested equity-based signing award bonus in the form of 2,000,000 restricted units (the "Restricted Units") pursuant to the terms and conditions set forth in the Restricted Units Agreement attached as Exhibit C hereto. The shares underlying the Restricted Units (the "Unit Shares") shall be delivered to Executive on January 1, 2002 if Executive is still employed by the Company on December 31, 2001 unless the Unit Shares shall have been previously delivered to Executive pursuant to a Triggering Event under Section 5; provided, however, that Executive shall have the right, by giving notice no less than six months prior to such delivery date, to defer such delivery for a period of up to six years. In the event that Executive's employment is terminated prior to December 31, 2001, the Unit Shares shall be delivered to Executive as provided in Section 4 below unless the Unit Shares shall have been previously delivered to Executive pursuant to a Triggering Event under Section 5. The Company hereby represents and warrants to Executive that the Company has obtained written consent from the holders of a majority of its voting stock to permit the grant of the Restricted Units and the distribution of the Unit Shares and neither a stockholder meeting nor further stockholder approval is required to grant the Restricted Units and to distribute to Executive the Unit Shares.

          3.4 Performance Bonus. Executive shall, following the completion of each fiscal year of the Company during the Term, be entitled to receive a performance bonus of up to 50% of Executive's Base Salary, based upon the satisfaction of certain performance goals pertaining to the trading price of the Company Stock, as established at the beginning of the Company's fiscal year in the sole discretion of the compensation committee of the Board.

          3.5 Employee Benefits. During the Term, Executive shall be entitled to participate in such of Company's employee benefit plans and benefit programs, including medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident plans and programs, as may from time to time be provided by Company for its senior executives. In addition, during the Term Executive shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executives but, except as provided herein, shall have no right to participate in any annual incentive or long-term performance plans maintained for the benefit of the Company's senior executives, other than as determined by the Board or the Company's Compensation Committee.

          3.6 Other Benefits. During the Term, the Company shall provide Executive with the following benefits:

              (i) the lesser of (A) a $3 million four-year minimum renewable term life insurance policy, and (B) the four-year minimum renewable term life policy purchasable by the Company by paying premium payments of $5,000 per year for such policy;

              (ii) a Company-provided medical examination on an annual basis at a medical clinic selected by Executive and reasonably satisfactory to the Board; and

              (iii) use of a lap-top computer for business purposes.

          3.7 Vacation. During the Term, Executive shall be entitled to the number of weeks of vacation per year provided to senior executives of the Company, but in no event less than three weeks per year.

          3.8 Company Loan. During the Term, upon the written request of

Executive, the Company shall disburse to Executive at any time, a loan in an amount of up to $500,000. The loan shall be subject to the following terms and conditions:

              (i) the principal amount of the loan shall be due and payable upon the first to occur of (A) 60 days following Executive's Date of Termination and
(B) the fifth anniversary of the loan's date of disbursement;

              (ii) the loan shall be subject to interest at the applicable Federal rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the date the loan is made;

              (iii) interest on the loan shall be payable quarterly as set forth in the agreement evidencing such loan;

              (iv) the agreement evidencing such loan shall contain such additional terms and conditions as are reasonably acceptable to Executive in good faith; and

              (v) Executive shall not be required to pledge or otherwise hypothecate or encumber any of Executive's personal assets in connection with such loan.

           3.9 Expense Reimbursement. Company shall reimburse


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Executive for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with its regular reimbursement policies as in effect from time to time. In addition, Company shall, upon receipt of appropriate documentation, reimburse Executive for reasonable moving expenses incurred by him in moving his and his family's residence during the Term from Brooklyn, New York to a location more convenient to commute to Princeton, New Jersey (including real estate brokers' fees and any costs incurred in terminating Executive's current apartment lease) in an amount not to exceed $50,000 in the aggregate.

SECTION 4.  TERMINATION OF EMPLOYMENT

           4.1 Death of Executive. If Executive dies during the Term, Company shall pay to Executive's estate amounts (including Base Salary, bonuses, expense reimbursement, etc.) accrued as of the date of Executive's employment termination (all such accrued amounts as of Executive's employment termination shall be referred to as "Accrued Obligations") and a lump sum equal to one (1) times Executive's annual rate of Base Salary. To the extent permitted by the Company's benefit plans and programs in effect on the date of such termination, Company shall also provide Executive's spouse and dependents with continued medical, dental, hospitalization and other health care benefits ("Health Benefits") (subject to continued contribution, if any, required by such spouse and dependents for such Health Benefits) for a period of one (1) year from such termination; provided, that if Executive's spouse or dependents cannot continue to participate in the Company programs providing such benefits, the Company shall pay or reimburse any premiums for a health care program for Executive's spouse and dependents that is substantially equivalent to the Company's then-current Health Benefits. Upon Executive's death, Executive's Company Stock Option shall immediately vest and shall be exercisable until the later of (a) one year following his death or (b) December 31, 2001, but in no event beyond December 26, 2007. As promptly as practicable following Executive's death, but in no event later than 90 days following such death, the Unit Shares shall be distributed to Executive's estate.

           4.2 Disability of Executive. If Executive, in the reasonable opinion of a qualified physician jointly selected by Company and Executive (or a representative of Executive) (a "Qualified Physician"), has been materially unable to perform his duties hereunder for a period of 180 consecutive days by reason of physical or mental illness or disability ("Disability"), then the Board shall have the right to terminate Executive's employment upon 30 days' prior written notice to Executive at any time during the continuation of such Disability (a "Disability Termination"). Until a Disability Termination, he shall continue to receive his full Base Salary and other payments and benefits hereunder. In the event of a Disability Termination, Company shall not thereafter be obligated to make any further payments to Executive hereunder other than (a) Accrued Obligations, (b) the amount that is equal to (x) if such payments are taxable, then-current Base Salary or, alternatively, (y) if such payments are not taxable, the after tax equivalent of the then-current Base Salary, in either case until December 31, 2001, and (c) Health Benefits (subject to continued contributions required by Executive for such benefits) to the extent permitted by the

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Company's benefit plans and programs in effect on the date of such termination
(and the life insurance set forth in Section 3.6(i)) for one (1) year following the Date of Termination; provided, that if Executive, his spouse or his dependents cannot continue to participate in the Company programs providing Health Benefits, the Company shall pay or reimburse the premiums for a health care program for Executive, his spouse and his dependents that is substantially equivalent to the Company's then-current Health Benefits. Following December 31, 2001, Executive shall continue to be entitled to receive long-term disability benefits under the Company's long-term disability program in effect at such time to the extent Executive is eligible to receive such benefits. In the event of a Disability Termination, the vested portion of Executive's Company Stock Option shall be exercisable until the later of (a) one year following the date of termination and (b) December 31, 2001, but in no event later than December 26, 2007, and the Unit Shares shall be distributed to Executive as promptly as practicable (but in no event later than 90 days) following such termination.

           4.3 Termination for Cause. Executive's employment hereunder shall terminate immediately upon notice (following satisfaction of the procedures set forth below) that the Board is terminating Executive for Cause (as defined herein), in which event Company shall not thereafter be obligated to make any further payments hereunder other than Accrued Obligations excluding any bonus accruals. Upon termination for Cause in accordance with this Section 4.3 prior to December 31, 2001, the vested portion of Executive's Company Stock Option shall be exercisable until December 26, 2007 and the Unit Shares shall be distributed to Executive on January 1, 2018. "Cause" shall be limited to the following:

                  (i) willful and continued failure to use reasonable best efforts to substantially perform his duties as President and Chief Executive Officer (other than such failure resulting from Executive's physical or mental illness, in the reasonable opinion of a Qualified Physician, or the failure of Executive to perform such duties during the remedy period set forth in Section 4.4(b) hereof following the issuance of a Notice of Termination by Executive for Good Reason, unless an arbitration panel finds Executive to have acted in bad faith in issuing such Notice of Termination) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes Executive has not used reasonable best efforts to substantially perform his duties;

                  (ii) willful misconduct that is materially and demonstrably injurious to the Company or any of its subsidiaries; or

                  (iii) conviction or plea of guilty or nolo contendere to a felony or to any other crime involving moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries.

For purposes of this Section 4.3, no act, or failure to act, by Executive shall be considered "willful" unless committed in bad faith, giving due consideration to Executive's duties and status as President and Chief Executive Officer of the Company, and without a reasonable belief that the act or omission was in the best interests of the Company or any of its subsidiaries. Cause shall not exist under this Section 4.3 unless and until the Company has delivered to Executive a copy of a resolution duly adopted by a majority of the Board (excluding Executive for purposes of determining such majority) at a meeting of the Board called and held for such purpose (after reasonable, but in no event less than ten (10) days' notice, to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of the conduct set forth in this
Section 4.3 and specifying the particulars thereof in detail. This Section 4.3 shall not prevent Executive from challenging in any court of competent jurisdiction the Board's determination that Cause exists or that Executive has failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination. The Company must provide notice to Executive that it is intending to terminate his employment for Cause within one hundred and twenty
(120) days after the Company has knowledge of the occurrence of the event it believes constitutes Cause.

If, prior to December 31, 2001, Executive voluntarily leaves his employment with the Company (other than for Good Reason (as defined in Section 4.4(b)) or due to Disability), such voluntary leaving shall not be treated as a breach of this Agreement by Executive and shall not give rise to a claim by the Company for monetary damages, but shall be treated as if it were a termination for Cause under this Section 4.3. In such circumstance, the vested portion of Executive's Company Stock Option on the date of Executive's departure shall be exercisable until December 26, 2007, the non-vested portion of Executive's Company Stock Option shall terminate on the date of Executive's departure and the Unit Shares shall be distributed to Executive on January 1, 2018.

           4.4 Termination without Cause or by Executive for Good Reason.
               ---------------------------------------------------------

              (a) If (i) Executive's employment is terminated by the Company for any reason other than Cause or the death or Disability Termination of Executive, or (ii) Executive's employment is terminated by Executive for Good Reason (as defined herein), then the Company shall pay to Executive a lump sum cash payment equal to the sum of (A) the Accrued Obligations and (B) his Base Salary (including the minimum increases provided therein) during the remainder of the then-current Term, the Company Stock Option granted to Executive shall become immediately vested on the date of such termination and exercisable through December 26, 2007, and the Unit Shares shall be delivered to Executive as soon as practicable (but in no event later than 90 days) following such termination. Further, the Company shall maintain in full force and effect, for the continued benefit of Executive, his spouse and his dependents for the remaining balance of the Term the Health Benefits and life insurance programs (including, without limitation, the insurance set forth in Section 3.6(i)) in which Executive, his spouse and his dependents were participating immediately prior to the date of such termination at the level in effect and upon substantially the same terms and conditions (including without limitation contributions required by Executive for such benefits) as existed immediately prior to the date of termination; provided, that if Executive, his spouse or his dependents cannot continue to participate in the Company programs providing such benefits, the Company shall pay or reimburse the premiums for a health care program for Executive, his spouse and his dependents that is substantially equivalent to the then-current Health Benefits; but further provided that such Health Benefits shall terminate upon the date or dates Executive receives equivalent coverage and benefits that do not include waiting period or pre-existing condition limitations, under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis).

              (b) "Good Reason" shall mean the following, provided that Executive shall have given written notice thereof to the Company within one hundred and twenty (120) days after Executive has knowledge of the occurrence of the event he believes constitutes Good Reason, and the Company shall have failed to remedy the circumstances within 90 days after receipt of such notice (or acknowledges in writing that Good Reason will not be remedied), except in the case of (iv) and (x) below, in which case the remedy period shall be 15 days, and (viii) below, in which case the remedy period shall be five days :

                  (i) material breach of the Company's obligations hereunder;


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

                  (ii) any decrease in Executive's salary as increased during the Term (except for decreases that are in conjunction with decreases in executive salaries generally) or a failure by the Company to pay any such amounts when due or any amounts due under Sections 3.1 and 3.4 or the assignment to Executive of duties and/or responsibilities inconsistent with his status as President and Chief Executive Officer of the Company, or a material diminution in the nature of Executive's duties and/or responsibilities, reporting obligations, titles or authority, or the removal of Executive from the Board;

                  (iii) the failure of Executive to be appointed to the positions set forth in Section 1.2(a) or to be appointed as a member of the Board;

                  (iv) the relocation by the Company of Executive's office location to a location more than thirty (30) miles from Princeton, New Jersey, or sixty (60) miles from New York, New York;

                  (v) the Company's failure to provide the Company Stock Option or the Restricted Units or the Company's material breach of the Company Stock Option Plan, the Company Stock Option Agreement or the Restricted Units Agreement;

                  (vi) the Company's material failure to provide the benefits set forth in Sections 3.5 and 3.6 or the failure of the Company to substantially provide any material employee benefits due to be provided to Executive (other than any such failure not inconsistent with any express provisions contained herein which failure affects all senior executive officers);

                  (vii) the Company's failure to provide in all material respects the indemnification set forth in Section 7.7 of this Agreement;

                  (viii) the failure of any successor in interest of the Company to become bound by the terms of this Agreement in accordance with Section 8.4 below;


                  (ix) Caruso is no longer serving as the Chairman of the Company and, unless otherwise approved in writing by Executive, Executive is not appointed to that position; and

                  (x) the Company's failure after notice from Executive, to initiate the procedures, as soon as practicable, to establish and maintain the Registration Statement subject to the terms of Exhibit B hereto.

Executive's right to terminate his employment hereunder for Good Reason shall not be affected by his Disability. Subject to compliance by Executive with the notice provisions of this Section 4.4(b), Executive's continued employment prior to terminating employment for Good Reason shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason. In the event Executive delivers to the Company a notice of termination for Good Reason, Executive agrees to appear before a meeting of the Board called and held for such purpose (after reasonable notice, but no more than ten days (or four days under (viii) above) at Executive's election) and specify to the Board the particulars as to why Executive believes adequate grounds for termination for Good Reason exist. No action by the Board, other than the remedy of the circumstances within the time periods specified by the first sentence of Section 4.4(b), shall be binding on Executive.

No termination of Executive without Cause shall be effective unless such termination is in writing pursuant to action by a majority of the Board at a properly constituted meeting thereof.

          4.5 Failure to Extend. A failure to extend this Agreement pursuant to
Section 2.1 by either party shall not be treated as a termination of Executive's employment for purposes of this Agreement.

          4.6 Mitigation.

              (a) Executive shall not be required to mitigate amounts payable under this Section 4 by seeking other employment or otherwise, and there shall be no offset against amounts due Executive under this Agreement on account of subsequent employment except as specifically provided herein; and

              (b) Amounts owed to Executive under this Agreement or the Restricted Units Agreement shall not be offset by any claims the Company may have against Executive (other than an offset for any due and payable loan amount under Section 3.8 and any good faith liquidated dollar claim with respect to a breach of this Agreement) and, except with respect to such loan amount and any good faith liquidated dollar claim as set forth above, the Company's obligation to make the payments provided for in this Agreement, the Stock Option Agreement, the Registration Rights Agreement, and the Restricted Units Agreement, and otherwise to perform its obligations hereunder and under such agreements, shall not be affected by any other circumstances, including, without limitation, any counterclaim, recoupment, defense or other right which the Company may have against Executive or others.

SECTION 5.    ACCELERATION OF OPTION VESTING AND DELIVERY OF UNIT SHARES

          5.1 Triggering Events. Except as otherwise provided in Section 4.3 hereof, if (a) a Change in Control (as defined in Section 6.1 below) occurs or
(b) Caruso or trusts or other entities for the benefit of Caruso or his immediate family members dispose of in the aggregate 7.5 million shares of the Common Stock (or its equivalent) now owned by such persons or trusts or other entities (each a "Triggering Event"), then the Company Stock Option shall vest and be exercisable through December 26, 2007 and the Unit Shares shall be distributed to Executive immediately prior to such transaction.

SECTION 6.  CHANGE IN CONTROL

          6.1 Definition of Change in Control. A "Change in Control" of the Company shall be deemed to have occurred:

              (a) if the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than fifty percent (50%) of the combined voting power of the Company Voting Securities (as herein defined) is acquired by any individual, entity or group (a "Person"), other than Caruso (or any entity controlled by Caruso), the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (for purposes of this Agreement, "Company Voting Securities" shall mean the then outstanding voting securities of the Company entitled to vote generally in the election of directors); provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of paragraph (c) of this Section 6.1 shall not be a Change in Control under this paragraph (a); or

              (b) if individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or


              (c) upon consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination; (i) more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (the "Parent Corporation"), is represented, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Company existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; provided that a Business Combination that is a tax-free stock for stock merger between the Company and another entity shall not be treated as a Change in Control if Executive is the chief executive officer of the surviving public entity of such Business Combination immediately following its consummation, and such surviving entity remains publicly traded on a national securities exchange or on the NASDAQ; or

              (d) upon approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          6.2 Gross-Up.

              (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) to or for the benefit of Executive (a "Payment") would be subject to the excise tax imposed by
Section 4999 of the Code or any corresponding provisions of state or local tax laws, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The payment of a Gross-Up Payment shall not be conditioned upon the occurrence of a termination of employment.

              (b) Subject to the provisions of Section 6.2(a), all determinations required to be made under this Section 6.2, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's independent accounting firm as of immediately prior to the Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm, if reasonably acceptable to Executive, shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 6.2, shall be paid by the Company to Executive within five(5) days of receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Executive thereafter is required to make a payment of any Excise Tax (or any additional Excise Tax), the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. In the event of any claim by the Internal Revenue Service for any Excise Tax or additional Excise Tax, the Company shall have the right to control the defense of such claim and Executive shall cooperate and assist the Company in connection therewith as reasonably requested by the Company; provided that all expenses of such claim (including any additional interest or penalties) shall be paid by the Company, and the Company shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including any interests and penalties) imposed as a result of such representation and payment of costs and expenses. In addition, Executive will cooperate as reasonably requested by the Company with the Company in making any refund claim for any Excise Tax already paid, and any refunds of any such tax (or any Gross-Up Payments or other payments made by the Company in respect thereof) obtained by the Executive shall be promptly returned to the Company.

                  If the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

SECTION 7.  RESTRICTIVE COVENANTS

          7.1 Confidentiality. Executive acknowledges a duty of confidentiality owed to Company and shall not, at any time during or after his employment by Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information or knowledge of Company obtained or acquired by him while so employed. All computer software, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, Company books, records, files and know-how acquired while an employee of Company are acknowledged to be the property of Company and shall not be duplicated, removed from Company's possession or premises or made use of other than in pursuit of Company's business or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company and, upon termination of employment for any reason, Executive shall deliver to Company, without further demand, all copies thereof which are then in his possession or under his control. No information shall be treated as "confidential information" if it is generally available public knowledge at the time of disclosure or use by Executive.

          7.2 Inventions and Improvements. Executive shall promptly communicate to Company all ideas, discoveries and inventions which are or may be useful to Company or its business. Executive acknowledges that all such ideas, discoveries, inventions, and improvements which heretofore have been or are hereafter made, conceived, or reduced to practice by him at any time during his employment with Company heretofore or hereafter gained by him at any time during his employment with Company are the property of Company, and Executive hereby irrevocably assigns all such ideas, discoveries, inventions, and improvements to Company for its sole use and benefit, without additional compensation. The provisions of this Section 7.2 shall apply whether such ideas, discoveries, inventions, or improvements were or are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to Company's business interests (including potential business interests), and whether or not within the specific realm of his duties. Executive shall, upon request of Company, but at no expense to Executive, at any time during or after his employment with Company, sign all instruments and documents reasonably requested by Company and otherwise cooperate with Company to protect its right to such ideas, discoveries, inventions, or improvements including applying for, obtaining, and enforcing patents and copyrights thereon in such countries as Company shall determine.

          7.3 Noncompetition. For a period of two (2) years following the Date of Termination of Executive's employment (other than a termination under Section 4.4(a) or the expiration of the Term), or for a period of one (1) year following the expiration of the Term, Executive shall not directly or indirectly: (i) engage, anywhere within the geographical areas in which the Company is conducting business operations or providing services as of the date of Executive's termination of employment, in the tissue engineering business (the use of implantable absorbable materials, with or without a bioactive component, to attempt to elicit a specific cellular response in order to regenerate tissue or to impede the growth of tissue or migration of cells) (the "Tissue Engineering Business") or any other business the revenues of which constituted at least 30% of the Company's revenues during the six (6) month period prior to the Date of Termination (together with the Tissue Engineering Business, the "Business"); (ii) be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any person or entity engaged in the Business; (iii) seek in competition with the business of Company to procure orders from or do business with any customer of Company; (iv) solicit, or contact with a view to the engagement or employment by any person or entity of any person who is an employee of Company; (v) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of Company) any person or entity who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to Company; or (vi) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of Company to take any action which might be disadvantageous to Company; provided, however, that nothing herein shall prohibit Executive and his affiliates from owning, as passive investors, in the aggregate not more than 5% of the outstanding publicly traded stock of any corporation so engaged; and provided, further, that Executive shall not be prohibited from (1) making any investment in, being or becoming a partner, owner, officer, director or employee or agent of, or consultant to, or give financial or other assistance to, any business enterprise (including, without limitation, any investment or venture capital fund or investment bank) that makes or has made any investment in or that provides advisory, financing or underwriting services to any Person or entity engaged in the Business provided that Executive does not render services (whether as an employee, consultant, advisor or otherwise) to the division or portion of such person or entity engaged in the Business or (2) rendering services (including under (1) above) to an entity conducting its business operations or providing services in the Business, if such entity is diversified and Executive does not render services, directly or indirectly, to the division or portion of the entity which is conducting its business operations or providing services in the Business. Executive shall not be prevented from engaging in the activities set forth in (i) through (vi) above if he terminates employment in accordance with Section 4.4(a) of this Agreement.

          7.4 Injunctive and Other Relief.

              (a) Executive acknowledges and agrees that the covenants contained herein are fair and reasonable in light of the consideration paid hereunder, and that damages alone shall not be an adequate remedy for any breach by Executive of his covenants contained herein and accordingly expressly agrees that, in addition to any other remedies which Company may have, Company shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Executive. Nothing contained herein shall prevent or delay Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Executive of any of its obligations hereunder.

              (b) Notwithstanding the equitable relief available to Company, Executive, in the event of a breach of his covenants contained in Section 7 hereof, understands and agrees that the uncertainties and delay inherent in the legal process would result in a continuing breach for some period of time, and therefore, continuing injury to Company until and unless Company can obtain such equitable relief. Therefore, in addition to such equitable relief, Company shall be entitled to monetary damages for any such period of breach until the termination of such breach, in an amount up to the amount of all monies received by Executive as a result of said breach. If Executive should use or reveal to any other person or entity any confidential information, such use or revelation would be considered a continuing violation on a daily basis for as long as such confidential information is made use of by Executive.

              (c) If any provision of Section 7 is determined to be invalid or unenforceable by reason of its duration or scope, such duration or scope, or both, shall be deemed to be reduced to a duration or scope to the extent necessary to render such provision valid and enforceable. In such event, Executive shall negotiate in good faith to provide Company with lawful and enforceable protection that is most nearly equivalent to that found to be invalid or unenforceable.

          7.5 Definition of "Company." "Company" as used in Section 7 includes all majority-owned subsidiaries of Company.

          7.6 Continuing Operation. Except as specifically provided in this
Section 7, the termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 7.

          7.7 Indemnification. Executive shall be entitled to indemnification in accordance with the Company's by-laws in effect on the date hereof and to the fullest extent permitted under Delaware law.

SECTION 8.  MISCELLANEOUS

          8.1. Arbitration. Any dispute or controversy arising under or in connection with this Agreement, other than injunctive relief sought under
Section 7.4 above, shall be settled exclusively by arbitration in Wilmington, Delaware, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Executive shall be entitled to recover from the Company the amount of his legal fees (and related expenses) in excess of $50,000 in the aggregate in connection with claims or disputes under this Agreement, the Company Stock Option Agreement, the shelf-registration described in Section 3.2, and the Restricted Units Agreement, unless Executive is determined by the arbitrator or a court to have acted frivolously or in bad faith with respect to such claim or dispute. The reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses.

          8.2. Prior Employment. Executive represents and warrants that his acceptance of employment at Company and his execution of this Agreement has not breached, and the performance of his duties hereunder will not breach, any obligation owed by him to, or any agreement with, any prior employer or other person.

          8.3. Key Employee Insurance. Company shall have the right at its expense to purchase insurance on the life of Executive, in such amounts as it shall from time to time determine, of which Company shall be the beneficiary. Executive shall submit to such physical examinations as may reasonably be required and shall otherwise cooperate with Company in obtaining such insurance.

          8.4. Assignment; Benefit. This Agreement shall not be assignable by Executive, other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive's death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive's interests under this Agreement. No rights or obligations of the Company under this Agreement may be assigned or transferred except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this
Section 8.4 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          8.5 Notices. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram or telefax (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

                           If to Company:

                           Integra LifeSciences Corporation
                           105 Morgan Lane
                           Plainsboro, NJ  08536
                           Attention:  Chairman
                           Facsimile:  (609) 799-3297

                           If to Executive:


                           Stuart M. Essig
                           113 Willow Street
                           Brooklyn, NY  11201
                           Facsimile:  (718) 643-0196

          8.6 Termination Procedures.

              (a) Any termination of Executive's employment by the Company or by Executive during the Term (other than termination pursuant to death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8.5. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

              (b) "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of death, (ii) if Executive's employment is terminated pursuant to Section 4.2, thirty (30) days after Notice of Termination (provided that Executive shall not have returned to the substantial performance of his duties on a full-time basis during such thirty (30) day period), or (iii) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such notice) set forth in such Notice of Termination; provided that in the event of a termination for Good Reason, the Date of Termination shall not be prior to the expiration of any remedy period with respect to Good Reason in Section 4.4(b).

          8.7 Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. No amendment, modification, or waiver of this Agreement shall be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to such occurrence or with respect to any other occurrence.

          8.8 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of Delaware and the federal laws of the United

States of America, to the extent applicable, without giving effect to otherwise applicable principles of conflicts of law.

          8.9 Withholding. All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.


          8.10 Headings; Counterparts. The headings of paragraphs in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute the same Agreement.

          8.11 Further Assurances. Each of the parties hereto shall execute such further instruments and take such other actions as the other party shall reasonably request in order to effectuate the purposes of this Agreement.

          8.12 Shareholder Approval. The Company represents and warrants to Executive that no shareholder approval is required for the Company to enter into this Agreement and provide the benefits hereunder and to enter into the agreements described in Sections 3.2 and 3.3, or that such shareholder approval has been obtained.

          8.13 Noncontravention. The Company represents that the Company is not prevented from entering into or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or certificate of incorporation, or any agreement to which it is a party, other than which would not have a material adverse effect on the Company's abilities to enter into or perform this Agreement.

          8.14 Below Market Issuances. The Company hereby agrees that, without the written consent of Executive, so long as Executive holds Restricted Units or Company Stock Options and so long as Caruso and trusts or other entities for the benefit of Caruso or his immediate family hold in the aggregate more than 45% of the Common Stock, neither the Company nor any subsidiary of the Company shall, directly or indirectly, issue or sell Common Stock (or any security, warrant or option convertible into or exercisable for Common Stock) at a price below fair market value, directly or indirectly, to (a) any entities or individuals (or immediate family members of any such individuals) which, directly or indirectly, own 45% or more of the Common Stock (an "Affiliate") or any entity, directly or indirectly, controlled by an Affiliate or any trusts or other entities established for the direct or indirect benefit of an Affiliate or (b) any entities under 45% or more common control with the Company.

          8.15 Survivorship. The respective rights and obligations of the Company and Executive hereunder shall survive any termination of this Agreement or Executive's employment to the extent necessary for the intended preservation of such rights and obligations.

          8.16 Validity. The invalidity or enforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in force and effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                  INTEGRA LIFESCIENCES CORPORATION


                                  By: /s/ Richard E. Caruso
                                      ---------------------------------
                                      Richard E. Caruso, Chairman


                                      /s/ Stuart M. Essig
                                      ---------------------------------
                                      STUART M. ESSIG

                                                                       Exhibit B
                                                                       ---------


                     REGISTRATION UNDER THE SECURITIES ACT.
                     -------------------------------------


1. Registration for Registrable Securities Underlying Options or Units. The Company agrees to file a "shelf" registration statement, providing for the registration of, and the sale on a continuous or delayed basis by the Executive in accordance with the methods of distribution specified by the Executive and consistent with the terms and provisions hereof, of Registrable Securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), and/or any similar rule that may be adopted by the Securities and Exchange Commission (the "Commission") as soon as practicable following the request of the Executive, and to use its commercially reasonable best efforts to cause such registration statement to be declared effective by the Commission under the Securities Act as soon as practicable following such filing. The Company further agrees to use its commercially reasonable best efforts to maintain the effectiveness of such registration statement or registration statements until the securities registered thereunder cease to be Registrable Securities.

2. Registration Procedures. In connection with any shelf registration statement contemplated hereby, the following provisions shall apply:

            (a) The Company shall furnish to the Executive, prior to the filing thereof with the Commission, a copy of such shelf registration statement, and each amendment thereto and each amendment or supplement, if any, to the prospectus included therein and, subject to Paragraph 1 above, shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Executive reasonably may propose; provided, however, that the Company shall not be obligated to include in any such shelf registration statement, prospectus, prospectus supplement or amendment to such shelf registration statement any requested information that is unreasonable in scope taking into account the Company's most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company and the Company's periodic reports under the Exchange Act (as defined below).

            (b) The Company shall take such action as may be necessary so that
       (i) such shelf registration statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the respective rules and regulations thereunder, (ii) such shelf registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) such prospectus forming part of any shelf registration statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

            (c)   (1) The Company shall advise the Executive:

                  (i) when such shelf registration statement and any amendment thereto has been filed with the Commission and when such shelf registration statement or any post-effective amendment thereto has become effective;

                 (ii) of any request by the Commission for amendments or
            supplements to such shelf registration statement or the prospectus included therein or for additional information.

                (iii) of the issuance by the Commission of any stop order
            suspending effectiveness of such shelf registration statement or the initiation of any proceedings for that purpose;

                 (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in such shelf registration statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                  (v) upon the receipt of a Request for Sale under paragraph
            2(f), of the existence of any circumstances or the happening of any events that would require the making of any changes in such shelf registration statement or the prospectus so that, as of such date, such shelf registration statement and the prospectus would not contain an untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

            (d) The Company shall use its commercially reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of such shelf registration statement at the earliest possible time.

             (e) The Company shall furnish to the Executive, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such shelf registration statement and any amendment or supplement thereto as the Executive may reasonably request; and the Company consents (except during the continuance of any event described in Paragraph 2(c)(iii), (iv) (limited to the jurisdiction of such suspension) or (v) above) to the use of the prospectus and any amendment or supplement thereto by the Executive in connection with the offering and sale of the Registrable Securities covered by the prospectus and any amendment or supplement thereto until such time as the Securities so covered cease be Registrable Securities.

             (f) The Executive shall notify the Company in writing of his intention to sell securities registered pursuant to any registration statement filed pursuant to Paragraph 1 above (any such notice, a "Request for Sale") not less than 10 days prior to the proposed Trade Date of any such sale, which Request for Sale shall include a request from the Executive or (if applicable) a managing underwriter to prepare and file an amendment or supplement to such shelf registration statement or the prospectus contained therein. "Trade Date" shall mean the date the Executive enters into any underwriting, agency or other purchase agreement or understanding for the sale of, or otherwise agrees to sell, securities registered pursuant to such registration statement. No such notification shall obligate the Executive to consummate any such sale.

             (g) Prior to any offering of Registrable Securities pursuant to such shelf registration statement, the Company shall register or qualify or cooperate with the Executive in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Executive reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such shelf registration statement; provided, however, that in no event shall the Company be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Paragraph 2(g) or (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject.

             (h) The Company shall cooperate with the Executive to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to such shelf registration statement free of any restrictive legends and in such permitted denominations and registered in such names the Executive may request in connection with the sale of Registrable Securities pursuant to such shelf registration statement.

             (i) Subject to Paragraph 8 below, upon the occurrence of any event contemplated by Paragraph 2(c)(v) above, the Company shall promptly prepare a post-effective amendment to such shelf registration statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Executive of the occurrence of any event contemplated by Paragraph 2(c)(iii), (iv) (limited to the jurisdiction of such suspension) or (v) above or of a delay pursuant to Paragraph 8 below, the Executive shall suspend the use of the prospectus and any proposed sales of securities registered pursuant to such registration statement until the requisite changes to the prospectus have been made or the Company has notified the Executive that the reason for such delay no longer exists, as the case may be and the Executive has received copies of a supplemented or amended prospectus which is no longer defective.

             (j) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders or otherwise provide in accordance with Section 11(a) of the Securities Act as soon as practicable after the effective date of such shelf registration statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

             (k) The Company may require the Executive to furnish to the Company such information regarding the Executive and the distribution of such Registrable Securities as may be required by applicable law or regulation for inclusion in such shelf registration statement.

             (l) The Company shall, if requested, promptly include or incorporate in a prospectus supplement or post-effective amendment to such shelf registration statement, such information as the managing underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment to such shelf registration statement any requested information that is unreasonable in scope taking into account the Company's most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company and the Company's periodic reports under the Exchange Act.

             (m) The Company shall enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering as set forth in Paragraph 7 below) to take all other appropriate actions in order to expedite or facilitate the registration and the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Paragraph 5 below with respect to the underwriters and controlling persons of the underwriters.

             (n) The Company shall:

                 (i) make reasonably available for inspection by the Executive, any underwriter participating in any disposition pursuant to such shelf registration statement, and any attorney, accountant or other agent retained by the Executive or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries;

                 (ii) cause the Company's officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by the Executive or any such underwriter, attorney, accountant or agent in connection with any shelf registration statement, in each case, as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Executive or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

                 (iii) make such representations and warranties to the Executive and the managing underwriters, if any, in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in Paragraph 4 below;

                 (iv) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any) addressed to the Executive and underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings; provided, however, that the Company shall not be obligated to obtain such opinions in connection with any sale (other than in an underwritten offering) of securities by the Executive more than twice during any 12 consecutive month period;

                 (v) obtain "cold comfort" letters from the independent public accountants of the Company addressed to the Executive and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; provided, however, that the Company shall not be obligated to obtain such letters in connection with any sale (other than in an underwritten offering) of securities by the Executive more than twice during any 12 consecutive month period or, if applicable accounting procedures and practices do not permit the rendering of such "cold comfort" letter in an offering of the type being effected;

                 (vi) deliver such documents and certificates as may be
             reasonably requested by managing underwriters, if any, and in accordance with customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

             (o) The Company shall use its commercially reasonable best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by such shelf registration statement contemplated hereby.

             (p) Executive shall not, during any period in which of any his Registrable Securities are included in any effective registration statement: effect any stabilization or other transactions or engage in any stabilization or other activity in connection with equity securities of the Company in contravention of Rule 10b-7, Regulation M, or Rule 10b-2 under the Exchange Act.

                 Executive shall furnish each broker through whom Executive offers Registrable Securities such number of copies of the prospectus as the broker may require and otherwise comply with the prospectus delivery requirements under the Securities Act.

3. Expenses. The Company agrees to pay all Registration Expenses in connection with any registration pursuant to Paragraph 1 above.

4. Representations. The Company represents and warrants to, and agrees with, the Executive that:


             a. Any registration statement and each prospectus contained therein filed pursuant to Paragraph 1 above and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission and, in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information set forth in a questionnaire (or any other written information) furnished to the Company by the Executive.

             b. Any documents incorporated by reference in any Prospectus referred to in Paragraph 3(a) above, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

             c. No person has been or shall be granted registration rights inconsistent with this Agreement; provided, however, that the Company may permit any registration statement filed pursuant hereto to include securities of securityholders other than the Executive. Notwithstanding the foregoing, the Company agrees that no other securityholder of the Company shall be granted any "piggyback" rights with respect to any underwritten offering of securities being made by the Executive in accordance with the terms hereof.

5.     Indemnification

             a. Upon the registration of the Registrable Securities pursuant to a registration statement filed as contemplated by Paragraph 1 hereof (a "Registration Statement"), the Company shall, and it hereby agrees to, indemnify and hold harmless the Executive against any losses, claims, damages or liabilities to which the Executive may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions (pending or threatened) in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement under which such Registrable Securities were registered under the Securities Act, or any prospectus contained therein or furnished by the Company to the Executive, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall, and it hereby agrees to, reimburse the Executive for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable to the Executive in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or prospectus, or amendment or supplement, in reliance upon and in conformity with any written information (including without limitation, any questionnaire) furnished to the Company by the Executive expressly for use therein or from the failure of the Executive to comply with the prospectus delivery requirements or other applicable provisions of the securities laws.

             b. The Company may require, as a condition to filing any Registration Statement, that the Company shall have received an undertaking reasonably satisfactory to it from the Executive to (i) indemnify and hold harmless the Company, its directors, officers who sign any Registration Statement, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other holder of Common Stock that are included in such Registration Statement against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, or any prospectus contained therein or furnished by the Company to any such holder or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished in writing to the Company by the Executive expressly for use therein (including, without limitation, any questionnaire), and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim;

             c. Promptly after receipt by an indemnified party under Paragraph 5(a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Paragraph 5, notify such indemnifying party in writing of the commencement of such action; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by Paragraph 5(a) or (b) above, and then only to the extent that the indemnifying party is actually prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and (unless the indemnified party reasonably concludes that such representation would involve a conflict of interest), to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which shall not be unreasonably withheld).

             d. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Paragraph 5(a) or (b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Paragraph 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Paragraph 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
       Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.     Definitions.

             a. "Registrable Securities" shall mean (i) the 1,000,000 shares of common stock, par value $0.01 per share, of the Company and any securities into which such shares are exchanged or reclassified ("Common Stock") issuable upon exercise of the Company Options to be granted by the Company to the Executive pursuant to Section 3.2 of the Agreement and
       (ii) the 2,000,000 shares of Common Stock issuable upon payment of the Restricted Units to be granted to the Executive pursuant to Section 3.3 of the Agreement, and in each case, any securities issued as a distribution on or acquired upon exercise of rights distributed with respect to such shares of Common Stock (collectively with the Common Stock, the "Securities"); provided that such Securities shall cease to be Registrable Securities when such Securities (i) have been sold or otherwise transferred by the Executive, whether pursuant to an effective registration statement or otherwise or (ii) have become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act.

             b. "Registration Expenses" means all expenses incident to the Company's performance of or compliance with its obligations hereunder, including without limitation, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Registrable Securities for offering and sale under the State securities and blue sky laws of such States as may be reasonably requested by the Executive (provided, however, that nothing herein shall require the Company to qualify as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for such qualification, to consent to general service of process or taxation in any such jurisdiction or to make any changes to the Company's certificate of incorporation or bylaws, (c) all expenses relating to the preparation, printing, distribution and reproduction of any registration statement required to be filed as contemplated herein, each prospectus included therein or prepared for distribution, each amendment or supplement to the foregoing, the certificates representing the Securities and all other documents relating there, (d) messenger and delivery expenses, (e) internal expenses (including, without limitation, all salaries and expenses of the Company officers and employees performing legal or accounting duties), (f) fees, disbursements and expenses of counsel and independent certified public accountants of the Company and (g) reasonable fees, disbursements and expenses of one counsel for the Executive retained in connection with such registration and reasonable fees and disbursements of underwriters and distribution participants customarily paid by the issuer. To the extent that any Registration Expenses are incurred, assumed or paid by the Executive, the Company shall reimburse the Executive for the full amount of the

       Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the Executive shall pay all agency fees and commissions and underwriting discounts and commissions and the legal and other fees of underwriters, if any, resulting from any failure by Executive to consummate an underwritten offering or not covered by clause (g), if any, attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by the Executive or underwriters, other than those specifically referred to above.

7. Underwritten Offering. The Executive, if he so desires, may sell Registrable Securities in an underwritten offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by the Executive; provided, however, that (i) such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company, such satisfaction not to be unreasonably withheld, (ii) the Company, shall not be obligated to arrange for more than one underwritten offering during any consecutive twelve month period or more than a total of 5 underwritten offerings and (iii) each underwritten offering shall include at least the lesser of (x) $5 million in value of Registrable Securities, or (y) 1,500,000 shares of Common Stock (or the equivalent thereof), or (z) the balance of the Executive's Registrable Securities, are included in such underwritten offering. In connection with any such underwritten offering of securities, the Company will agree, to customary restrictions on the ability of the Company to sell securities substantially similar to the Registrable Securities for a period not to exceed 90 days from the date of the related prospectus supplement.

8. Suspension. Notwithstanding anything contained herein, upon receipt of a Request for Sale or for registration from the Executive or a managing underwriter, the Company may delay the filing of any such registration statement or amendment or supplement if the Company in good faith has a valid business reason for such delay, including without limitation, (i) that the filing of such amendment or supplement would require the Company to include therein material information that has not theretofore been made public and which the Company is not then prepared to disclose or
       (ii) that the offering and sale of Registrable Securities by the Executive at such time will adversely affect any offering by the Company as the case may be, of its securities or any material acquisition or financing transaction then contemplated or pending. In connection with any public offering of its securities by the Company, Executive shall enter into such "Lock up" or other agreements restricting his sales of securities of the Company for such reasonable periods not to exceed 180 days as the lead underwriters may require.